                                                                    EXHIBIT 99.6

                            WEBFINANCIAL CORPORATION

                          NOMINEE HOLDER CERTIFICATION

            The  undersigned,  a bank,  broker,  trustee,  depositary  or  other nominee of rights (the  "Rights") to purchase  shares of common  stock  ("Common
Stock") of WebFinancial  Corporation (the  "Company"),  pursuant to the offering described in the Company's prospectus dated _________,  2003 (the "Prospectus"), hereby certifies to the Company and to  ________________,  as Subscription Agent
for such offering,  that (1) the  undersigned  has  exercised,  on behalf of the beneficial  owners thereof (which may include the  undersigned),  Rights for the number  of  shares  of  Common  Stock  specified  below  pursuant  to the  Basic
Subscription  Privilege (as defined in the  Prospectus)  on behalf of beneficial owners of Rights who have  subscribed  for the purchase of additional  shares of
Common  Stock  pursuant to the  Over-Subscription  Privilege  (as defined in the
Prospectus),  listing  separately  below each such exercised Basic  Subscription
Privilege and the corresponding Over-Subscription Privilege (without identifying any  such  beneficial  owner),  and  (2)  each  such  beneficial  owner's  Basic
Subscription Privilege has been exercised in full:

                                                       Number of Shares                    Number of Shares
                  Number of Shares Owned            Subscribed for Pursuant           Subscribed for Pursuant to
                    on the Record Date          to Basic Subscription Privilege       Over-Subscription Privilege

1.          _______________________              _______________________               _______________________
2.          _______________________              _______________________               _______________________
3.          _______________________              _______________________               _______________________
4.          _______________________              _______________________               _______________________
5.          _______________________              _______________________               _______________________
6.          _______________________              _______________________               _______________________
7.          _______________________              _______________________               _______________________
8.          _______________________              _______________________               _______________________
9.          _______________________              _______________________               _______________________

Provide the following information if applicable:

___________________________________________
Depository Trust Company ("DTC")
Participant Number

[PARTICIPANT]

By:__________________________________
Name:
Title:

_____________________________________
DTC Basic Subscription Confirmation Number(s)

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